UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 20, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 20, 2015, Extreme Networks, Inc. (the "Company") announced that it is implementing a restructuring initiative to reduce overall costs of the Company. The restructure plan provides for a reduction of approximately 285 positions or 18% of its global workforce, inclusive of contractors. The plan effects the majority of Company departments, and both domestic and international locations.

As of the date of the filing of this Current Report on Form 8-K, the Company has initiated the reduction in force and expects to complete it by September 30, 2015. These actions are expected to yield approximately $40 million in reduction to operating costs in fiscal 2016. The Company expects to incur restructuring charges in the range of $13 to $15 million in the current quarter of fiscal 2015. The charges for employee-related termination benefits related to this action include, severance payments and continuation of medical insurance benefits. The majority of these charges will result in cash expenditures.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2015

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated May 20, 2015.